UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

October 11, 2012 (October 8, 2012)
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
At our 2012 annual meeting of stockholders, our stockholders did not approve our advisory resolution on our executive compensation. During 2012, the Chairman of the Executive Compensation Committee and various members of management have been in contact with stockholders to discuss their specific concerns and seek input on our executive compensation program. Following those discussions, the Executive Compensation Committee conducted a reexamination of our executive compensation, including input from a newly retained independent compensation consultant. The independent members of the Board of Directors, based on recommendations from the Executive Compensation Committee, comprised solely of independent directors, adopted the following changes that will be effective for our executive compensation program:

1)
Murray D. Martin, our Chairman and Chief Executive Officer, voluntarily agreed to the cancelation of his $2 million special KEIP award made in 2011. This award would have normally vested in December 2013 subject to the Board approving the achievement of company and CEO specific predetermined performance objectives.

2)	In addition, Mr. Martin agreed to the reduction of his 2012 annual incentive target from 165% of base salary to 130% of base salary.

3)
The Board reinstituted a Total Shareholder Return (TSR) modifier into the 2012-2014 cash incentive unit awards. The TSR will adjust the cash incentive unit payout by a plus or minus 25% based on relative performance compared with the newly constituted peer group over a cumulative three-year period. The Board also confirmed that the maximum cash incentive unit payout is two times target, including the reinstituted TSR modifier.

4)	The Board eliminated, effective October 8, 2012, the excise tax gross-up following a change of control that was included in our severance plans.
ITEM 8.01 OTHER EVENTS
In addition to the above-enumerated changes that are effective in 2012, the Board, based on the recommendation of the Executive Compensation Committee, approved the following additional changes to our executive compensation program:

•	With respect to 2013 awards:

◦
Change the mix of Long-Term Incentive (LTI) awards by increasing the percentage of performance-based cash incentive units granted to 60% of the total LTI award with the remaining 40% of the total LTI award to be granted as performance-based restricted stock units;

◦	Eliminate the duplication of financial metrics across award types by replacing earnings per share with earnings before interest and taxes as a performance goal under the annual incentive program; and

◦	Increase the weighting of the financial metrics from 70% to 80% and reduce the weighting of the strategic metrics from 30% to 20% in the annual incentive program.

•	Reconstitute the peer group for 2012 based on revenue, market capitalization and industry criteria.

•	Enhance disclosure of compensation goals and targets in our proxy statement for our next annual meeting of stockholders.

We will continue communicating with our stockholders to gain further insight regarding their views on our executive compensation program, and will provide additional discussion with respect to our compensation programs and practices in our proxy statement for the next annual meeting of stockholders. We wish to thank our stockholders for their time and thoughtful input for this important matter.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

October 11, 2012

/s/ Amy Corn
Amy Corn Vice President, Secretary and Chief Governance Officer